UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 29, 2011 (September 28, 2011)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01   Regulation FD Disclosure

On Wednesday September 28, 2011, Deutsche Bank hosted an investor meeting with Hexcel’s Chairman David Berges.  During the course of the meeting, Mr. Berges indicated that the increased material content on the new re-engined narrowbodies (i.e., the A320neo and the B737MAX) could result in up to 50% higher revenues per aircraft than our current values on the A320 and B737 depending upon the plane and the engine/nacelle combination used.   While we expect some combination of planes and engines/nacelles to be up to 50% higher, it is too early to estimate the average Hexcel content for the A320neo and B737MAX or the possible total impact on Hexcel revenues once these new programs are at their full run rate.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

September 29, 2011
/s/ Wayne C. Pensky

Wayne C. Pensky
Senior Vice President and Chief
Financial Officer